                                                                       EXHIBIT 2



                            ASSET PURCHASE AGREEMENT

                                  by and among

                        ASSEMBLY & TEST WORLDWIDE, INC.,

                      DETROIT TOOL AND ENGINEERING COMPANY,
                        ASSEMBLY TECHNOLOGY & TEST, INC.,
                       ADVANCED ASSEMBLY AUTOMATION, INC.,

                                       and

                               DT INDUSTRIES, INC.



                         ------------------------------

                            Dated as of May 12, 2004

                         ------------------------------
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
ARTICLE I DEFINITIONS.......................................................   1

  Section 1.1 Definitions...................................................   1

  Section 1.2 Additional Definitions........................................   9

  Section 1.3 Headings......................................................   9

  Section 1.4 Schedules.....................................................   9

  Section 1.5 References to Articles, Etc...................................   9

  Section 1.6 References to "Herein," Etc...................................  10


ARTICLE II PURCHASE AND SALE OF  THE ASSETS; PURCHASE PRICE ................  10

  Section 2.1 Purchase and Sale of the Assets...............................  10

  Section 2.2 Excluded Assets...............................................  11

  Section 2.3 Assumption of Liabilities.....................................  12

  Section 2.4 Excluded Liabilities..........................................  13

  Section 2.5 Purchase Price................................................  13

  Section 2.6 Purchase Price Adjustments Based on Net Working Capital.......  14

  Section 2.7 Allocation of the Final Purchase Price........................  17

  Section 2.8 Contract Rejection and Assumption.............................  17

  Section 2.9 Cure of Defaults..............................................  18


ARTICLE III THE CLOSING ....................................................  18

  Section 3.1 Time and Place of Closing.....................................  18

  Section 3.2 Deliveries at Closing.........................................  18

  Section 3.3 Assignment of Designated Contracts, Etc.......................  19

  Section 3.4 Sales, Use and Other Taxes....................................  19


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND PARENT ........  20

  Section 4.1 Organization..................................................  20

  Section 4.2 Capitalization................................................  20

  Section 4.3 Power and Authority...........................................  20

  Section 4.4 No Violation..................................................  21

  Section 4.5 Actions.......................................................  21

  Section 4.6 Compliance with Laws..........................................  21

  Section 4.7 Title to Property.............................................  22

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
  Section 4.8 Approvals.....................................................  22

  Section 4.9 Broker's or Finder's Fees.....................................  22

  Section 4.10 Real  Property ..............................................  22

  Section 4.11 Designated Contracts ........................................  22

  Section 4.12 Intellectual Property .......................................  23

  Section 4.13 "AS IS" Transaction .........................................  23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................  24

  Section 5.1 Organization and Good Standing................................  24

  Section 5.2 Power and Authority...........................................  24

  Section 5.3 No Violation..................................................  24

  Section 5.4 Approvals.....................................................  25

  Section 5.5 Solvency; Availability of Funds...............................  25

  Section 5.6 Investment Representation.....................................  25

  Section 5.7 Affiliated and Associated Persons.............................  25

  Section 5.8 Broker's or Finder's Fees.....................................  26

ARTICLE VI COVENANTS OF THE SELLERS ........................................  26

  Section 6.1 Conduct of Business...........................................  26

  Section 6.2 Acquisition Proposals.........................................  26

  Section 6.3 Access to the Sellers.........................................  27

  Section 6.4 WARN Act......................................................  27

  Section 6.5 Certificate of Service........................................  27

ARTICLE VII COVENANTS OF THE PURCHASER .....................................  28

  Section 7.1 No Interference with Bankruptcy Cases.........................  28

  Section 7.2 Adequate Assurance............................................  28

  Section 7.3 Confidentiality...............................................  28

ARTICLE VIII AGREEMENTS OF PURCHASER AND SELLERS                              28

  Section 8.1 Hart-Scott-Rodino Cooperation.................................  28

  Section 8.2 Employees.....................................................  29

  Section 8.3 Restricted Assets.............................................  29

  Section 8.4 Bankruptcy Court Orders.......................................  29

ARTICLE IX CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS .............  31


                                       2
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
  Section 9.1 Representations and Warranties................................  31

  Section 9.2 Performance...................................................  31

  Section 9.3 Sale Order....................................................  31

  Section 9.4 Expiration of the HSR Act Waiting Period......................  32

  Section 9.5 Conduct of Business...........................................  32

  Section 9.6 Material Adverse Changes......................................  32

  Section 9.7 Compliance with Laws..........................................  32


ARTICLE X CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS..................  32

  Section 10.1 Representations and Warranties ..............................  33

  Section 10.2 Performance .................................................  33

  Section 10.3 Sale Order ..................................................  33

  Section 10.4 Expiration of the HSR Act Waiting Period ....................  33

ARTICLE XI COVENANTS AND AGREEMENTS SUBSEQUENT TO THE CLOSING ..............  33

  Section 11.1 Books and Records; Access ...................................  33

  Section 11.2 Further Assurances ..........................................  33

ARTICLE XII TERMINATION ....................................................  34

  Section 12.1 Termination .................................................  34

  Section 12.2 Effect of Termination .......................................  35

ARTICLE XIII MISCELLANEOUS .................................................  36

  Section 13.1 Public Announcements ........................................  36

  Section 13.2 Amendment; Waiver ...........................................  36

  Section 13.3 No Survival of Representations and Warranties ...............  36

  Section 13.4 Fees and Expenses ...........................................  36

  Section 13.5 Notices .....................................................  36

  Section 13.6 Assignment ..................................................  37

  Section 13.7 Governing Law; Consent to Jurisdiction ......................  38

  Section 13.8 WAIVER OF JURY TRIAL ........................................  39

  Section 13.9 Entire Agreement ............................................  39

  Section 13.10 Severability ...............................................  39

  Section 13.11 No Third Party Beneficiaries ...............................  39

  Section 13.12 Enforcement ................................................  39


                                       3
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
  Section 13.13 Counterparts ...............................................  39

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT, dated as of May 12, 2004, is made by and among Detroit Tool and Engineering Company, a Delaware corporation, Assembly Technology & Test, Inc., a Delaware corporation, Advanced Assembly Automation, Inc., an Ohio corporation (collectively, the "Sellers"), DT Industries, Inc., a Delaware corporation ("Parent"), and Assembly & Test Worldwide, Inc., a Delaware corporation, as buyer ("Purchaser").

                                 R E C I T A L S

      A. Sellers are wholly-owned subsidiaries of Parent that manufacture special automation assembly and processing equipment, precision tooling and dies, welding systems, custom non-synchronous and synchronous assembly systems, rotary dial assembly systems, electrified monorail material handling systems, fuel injection, engine and transmission test systems, and lean assembly systems (the "Business");

      B. The Purchaser desires to purchase from Sellers and Parent, and Sellers and Parent desire to sell, convey, assign and transfer to the Purchaser, the Transferred Assets (hereinafter defined), and in connection therewith, the Purchaser desires to assume certain specified obligations and liabilities of the Sellers and Parent relating thereto, all in the manner and subject to the terms and conditions set forth herein and in accordance with Sections 105, 363 and 365 of the Bankruptcy Code (collectively, the "Transaction");

      C. The parties desire to consummate the Transaction as promptly as practical after the entry of an order approving the Transaction ("Sale Order") in the voluntary cases (the "Bankruptcy Cases") to be filed by Parent, the sole stockholder of Sellers, and Sellers, under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Ohio Dayton Office (the "Bankruptcy Court").

                                A G R E E M E N T

      In consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto, subject to the terms and conditions contained herein, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. Definitions. The following terms, as used in this Agreement, shall have the following meanings:

      "Account" shall have the meaning ascribed to such term in Section 9-102 of the Uniform Commercial Code as in effect in the State whose laws govern the interpretation of this Agreement as of its Effective Time.

      "Acquired Stock" shall have the meaning ascribed to such term in Section 2.1(a).

      "Acquired Subsidiary" shall have the meaning ascribed to such term in
Section 2.1(a).

      "Acquisition Documents" shall mean, collectively, this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Escrow Agreement and all agreements, instruments, certificates and other documents executed and delivered in connection herewith or contemplated hereby.

      "Added Contracts" shall have the meaning ascribed to such term in Section
2.8 hereof.

      "Action" shall mean any claim, dispute, demand, cause of action or action asserted in any arbitration, litigation, adversary proceeding, mediation, suit, investigation or other proceeding and any appeal therefrom.

      "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. As used in this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote one-third (1/3) or more of the voting power of the outstanding voting securities of such Person, or (b) otherwise direct the management policies of such Person by contract or otherwise.

      "Agreement" shall mean this Asset Purchase Agreement and shall include all of the Schedules and Exhibits attached hereto.

      "Allocation" shall have the meaning ascribed to such term in Section 2.7 hereof.

      "Alternative Transaction" shall mean any transaction occurring after the Bidding Procedures Order is entered involving the consummation of the sale of all or a material portion of the Business pursuant to Section 363(b) of the Bankruptcy Code or a plan of reorganization under Section 1123 of the Bankruptcy Code to a purchaser or purchasers other than the Purchaser and/or one or more of its Affiliates at any time during the pendency of the Bankruptcy Cases.

      "Approval" shall mean any approval, authorization, consent, license, franchise, order or permit of or by, notice to, or filing or registration with, a Person.

      "AS Financial Statements" shall have the meaning ascribed to such term in
Section 4.2 hereof.

      "AS Tangible Equity" shall have the meaning ascribed to such term in
Section 2.6(d) hereof.

      "AS Tangible Equity Adjustment" shall have the meaning ascribed to such term in Section 2.6(d) hereof.

      AS Tangible Equity Shortfall" shall have the meaning ascribed to such term in Section 2.6(d) hereof.

      "AS Tangible Equity Target" shall have the meaning ascribed to such term in Section 2.6(d) hereof.

      "Assets" shall mean both the Transferred Assets and the Excluded Assets.

      "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit A.

      "Assumed Liabilities" shall have the meaning ascribed to such term in
Section 2.3 hereof.

      "Bankruptcy Cases" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Bankruptcy Code" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Bankruptcy Court" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Bidding Procedures Hearing" shall have the meaning ascribed to such term in Section 8.4(b) hereof.

      "Bidding Procedures Order" shall have the meaning ascribed to such term in
Section 8.4(b) hereof.

      "Bill of Sale" shall mean the bill of sale transferring to the Purchaser the Transferred Assets, substantially in the form attached hereto as Exhibit B.

      "Books and Records" shall have the meaning ascribed to such term in
Section 2.1(h) hereof.

      "Break-Up Fee" shall mean cash in an amount equal to $540,000.

      "Business" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Business Day" shall mean a day that is not a Saturday, a Sunday or a day on which banks in the State of Ohio or Missouri are required or authorized to close for regular banking business.

      "Claim" shall have the meaning ascribed to such term in Section 101(5) of the Bankruptcy Code so long as such Claim arises out of or relates to the Transferred Assets, the Business or any Seller.

      "Cash Deposit" shall have the meaning ascribed to such term in Section 2.5(b)(ii) hereof.

      "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

      "Closing Date" shall mean the Business Day that is three (3) Business Days after the date of the Sale Order, subject to the satisfaction or waiver of the other conditions to Closing described in Articles IX and X hereof, or such other date as the Purchaser and Parent may mutually agree upon.

      "Closing Date Net Working Capital" shall have the meaning ascribed to such term in Section 2.6(c) hereof.

      "COBRA Liabilities" shall have the meaning ascribed to such term in
Section 2.3(a)(viii) hereof.

      "Commencement Date" shall mean the date of the entry of the order for relief in the Bankruptcy Case of a Seller.

      "Contract" shall mean each instrument, contract, license and other agreement, including real property leases, operating leases, capital leases, unexpired leases of personal property and other leases, in each case primarily relating to the Business, to which any Seller is a party or by which any Seller or any of the Transferred Assets is bound.

      "Cure Costs" shall have the meaning ascribed to such term in Section 2.3(a)(iii) hereof.

      "Deposit" shall have the meaning ascribed to such term in Section 2.5(a) hereof.

      "Designated Contracts" shall have the meaning ascribed to such term in
Section 2.8 hereof.

      "Designated Contract List" shall have the meaning assigned to such term in
Section 2.8 hereof.

      "Drop Dead Date" shall have the meaning ascribed to such term in Section 12.1(f) hereof.

      "EarthShell Equipment" shall have the meaning ascribed to such term in
Section 2.6(g) hereof.

      "EarthShell Order" shall have the meaning ascribed to such term in Section 2.6(g) hereof.

      "EarthShell Profit" shall have the meaning ascribed to such term in
Section 2.6(g) hereof.

      "Effective Time" shall mean 12:01 a.m. on the Closing Date.

      "Eligible Employee" shall mean any individual in the employment of any Seller with respect to the Business both on the Petition Date and at the Effective Time.

      "Equipment" shall mean each item of machinery, equipment and fixture owned by any Seller as of the date hereof, or any subsequent replacements or additions thereto, in each case which has been or is now used by any Seller in connection with the Business.

      "Equipment Leases" shall mean any and all operating leases of equipment where any Seller is the lessor.

      "Escrow Account" shall have the meaning set forth in the Escrow Agreement.

      "Escrow Agent" means LaSalle Bank, N.A.

      "Escrow Agreement" shall mean the Escrow Agreement dated, as of the date hereof, entered into by and among the Purchaser, the Sellers, the Parent and the Escrow Agent.

      "Escrow Fees" shall have the meaning set forth in the Escrow Agreement.

      "Escrow Fund" shall have the meaning ascribed to such term in Section 2.5(b)(ii) hereof.

      "Estimated AS Tangible Equity Shortfall" shall have the meaning ascribed to such term in Section 2.6(d).

      "Estimated Net Working Capital" shall have the meaning ascribed to such term in Section 2.6(b) hereof.

      "Estimated Net Working Capital Excess" shall have the meaning ascribed to such term in Section 2.6(a) hereof.

      "Estimated Net Working Capital Shortfall" shall have the meaning ascribed to such term in Section 2.6(a) hereof.

      "Estimated Working Capital Adjustment" shall have the meaning ascribed to such term in Section 2.6(a) hereof.

      "Excluded Assets" shall have the meaning ascribed to such term in Section
2.2 hereof.

      "Excluded Liabilities" shall have the meaning ascribed to such term in
Section 2.4 hereof.

      "Final Adjustment" shall have the meaning ascribed to such term in Section 2.6(f) hereof.

      "Final Order" means an order (the finality of which may be waived by Purchaser in writing) entered by a court of competent jurisdiction as to which the time for appellate review has expired without any party having sought such review or the determination of any such review by the affirmance of such order.

      "Final Purchase Price" shall have the meaning ascribed to such term in
Section 2.5 hereof.

      "GAAP" shall mean generally accepted accounting principles in the United States.

      "Governmental Authority" shall mean any foreign, federal, state, local or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity including any arbitrator or arbitration panel, including, without limitation, the Bankruptcy Court.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

      "IBNR Claims" shall have the meaning ascribed to such term in Section 2.3(a)(viii) hereof.

      "Independent Auditor" shall have the meaning ascribed to such term in
Section 2.6(e) hereof.

      "Initial Purchase Price" shall have the meaning ascribed to such term in
Section 2.5 hereof.

      "Intellectual Property" shall mean all of the following that relate to the operation of the Business: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all United States and foreign patents of any description, and applications therefor, utility models and utility model applications (whether owned or licensed), including any continuations, continuations-in-part, reissues, registrations, additions or extensions thereof; (b) United States (federal and state) and foreign trademarks (and goodwill associated therewith) and other trade names, service marks, logos, labels, trade dress, advertising and package designs, and other trade rights, whether or not registered and all applications therefor; (c) United States and foreign copyrights, whether or not registered and all applications therefor (including copyrights in computer software and computer software documentation, source code and systems documentation), and websites; and (d) know-how, trade secrets, business leads, research and results thereof, technology, techniques, data, methods, processes, instructions, drawings and specifications, inventions, discoveries, improvements, designs, processes, formulae, recipes, shop rights and license agreements and other agreements of every kind and character relating to the Business, and all claims and causes of action relating to any of the foregoing.

      "Inventory" shall have the meaning ascribed to such term in Section 9-102 of the Uniform Commercial Code as in effect in the State whose laws govern the interpretation of this Agreement as of its Effective Time.

      "Knowledge" means with respect to Sellers, the actual knowledge, without independent investigation, of Steve Perkins, Jack Casper, John Schott and John Baysore.

      "Law" shall mean any law, statute, rule, regulation, ordinance, standard, requirement, administrative ruling, order or process promulgated by any Governmental Authority as in effect from time to time (including, without limitation, any zoning or land use law or ordinance, building code, securities, blue sky, civil rights or occupational health and safety law or regulation and any court, administrative agency or arbitrator's order or process).

      "Letter of Credit" shall have the meaning ascribed to such term in Section 2.5(a) hereof.

      "Liability" shall mean any debt, liability, commitment, responsibility, cost, expense and guaranty, warranty or obligation of any kind, character or nature whatsoever, whether based in common law or statute or arising under written contract or otherwise, known or unknown, primary or secondary, direct or indirect, choate or inchoate, secured or unsecured, tangible or intangible, real or potential, fixed, absolute, contingent or otherwise, and whether or not accrued or due or to become due.

       "Lien" shall have the meaning ascribed to such term in Section 101(37) of the Bankruptcy Code, including, without limitation, statutory lien, pledge, mortgage, security interest, charge, easement, right of way, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, or encumbrance of any kind or nature.

      "Material Adverse Change" shall mean any change or effect that is, or reasonably likely would result in, a material adverse change in the Transferred Assets or the Business, in each case taken as a whole and taking into account the operations of the Sellers as distressed companies, other than (i) changes or effects resulting from the commencement or pendency of the Bankruptcy Cases,
(ii) changes or effects resulting from the entry into this Agreement or the public announcement thereof, or (iii) changes in general economic conditions, financial markets or conditions generally affecting the Business or related industries.

      "Net Working Capital" shall have the meaning ascribed to such term in
Section 2.6(b) hereof.

      "Non-Disclosure Agreement" shall have the meaning ascribed to such term in
Section 6.2 hereof.

      "Objections Statement" shall have the meaning ascribed to such term in
Section 2.6(e) hereof.

      "Ohio Court" shall have the meaning ascribed to such term in Section 13.7(c) hereof.

      "Other Personalty" shall mean all personal property (including parts, furniture and furnishings), other than Equipment, Intellectual Property and Inventory, owned, held or leased by any Seller, in each case in connection with the operation of the Business.

      "Parent" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Permitted Exceptions" means imperfections of title, restrictions or encumbrances, if any, that (a) would not involve material costs to correct or remove, (b) do not materially impair the use and operation of the applicable Transferred Asset in the Business as currently conducted or (c) are caused solely by the Purchaser.

      "Person" shall mean any individual, general or limited partnership, corporation, limited liability company, association, business trust, joint venture, Governmental Authority, business entity or other entity of any kind or nature.

      "Petition Date" shall mean the date the Bankruptcy Cases are filed with the Bankruptcy Court by Parent and Sellers.

      "Purchaser" shall have the meaning ascribed to such term in the preamble to this Agreement.

      "Real Property" shall have the meaning ascribed to such term in Section
4.10 hereof.

      "Representative" shall mean, with respect to a Person, any employee, officer, director, stockholder, partner, accountant, attorney, investment banker, broker, finder, investor, subcontractor, consultant or other authorized agent or representative of such Person.

      "Restricted Assets" shall have the meaning ascribed to such term in
Section 3.3 hereof.

      "Sale Hearing" shall have the meaning ascribed to such term in Section 8.4(c) hereof.

      "Sale Hearing Notice" shall have the meaning ascribed to such term in
Section 8.4(b) hereof.

      "Sale Order" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Schedules" means the schedules annexed hereto and made a part hereof.

      "Sellers" shall have the meaning ascribed to such term in the preamble to this Agreement.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

      "Target" shall have the meaning ascribed to such term in Section 2.6(a) hereof.

      "Tax" or "Taxes" means all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including, without limitation, all federal, state, local, municipal, county, foreign and other income, franchise, profits, capital gains, capital stock, capital structure, transfer, gross receipt, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, taxes under Tax Code Section 59A, alternative, minimum, add-on, value-added, withholding and other taxes, assessments, charges, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any governmental authority (domestic or foreign), penalties and interest.

      "Tax Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Tax Return" shall mean any return, report, declaration, claim for refund, estimate, election, or information statement or return relating to any Tax, including any schedule or attachment thereto, and any amendment thereof.

      "Transaction" shall have the meaning ascribed to such term in the recitals to this Agreement.

      "Transfer" shall mean any sale, transfer, conveyance, assignment, delivery or other disposition, and "Transfer" or "Transferred," used as a verb, shall each have a correlative meaning.

      "Transferred Assets" shall have the meaning ascribed to such term in
Section 2.1 hereof.

      "Treasury Regulation" means a regulation promulgated by the Treasury Department under the Tax Code, including a temporary regulation and a proposed regulation to the extent that, by reason of their actual or proposed effective date, would or could, as of the date of any determination or opinion as to the Tax consequences of any action or proposed action or transaction, be applied to the Transferred Assets.

      "Working Capital Adjustment" shall have the meaning ascribed to such term in Section 2.6(c) hereof.

      Section 1.2. Additional Definitions. In addition to the foregoing defined terms, other capitalized terms appearing in this Agreement shall have the respective meanings ascribed to such terms where they first appear in the text of this Agreement.

      Section 1.3. Headings. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

      Section 1.4. Schedules. Unless the context otherwise requires, all capitalized terms used in the Schedules shall have the respective meanings assigned in this Agreement. No reference to or disclosure of any item or other matter in the Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Schedules. No disclosure in the Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Any information, item or other disclosure set forth in any Schedule shall be deemed to have been set forth in all other applicable Schedules if the relevance of such disclosure to such other Schedules is reasonably apparent from the facts specified in such disclosure.

      Section 1.5. References to Articles, Etc. All references herein to Articles, Sections, Exhibits and Schedules shall be to Articles and Sections of and Exhibits and Schedules to this Agreement.

      Section 1.6. References to "Herein," Etc. As used in this Agreement, the words "herein," "hereof," "hereby" and "hereunder" shall refer to this Agreement as a whole, and not to any particular section, provision or subdivision of this Agreement.

                                   ARTICLE II

                              PURCHASE AND SALE OF
                           THE ASSETS; PURCHASE PRICE

      Section 2.1. Purchase and Sale of the Assets. Subject to the terms and conditions of this Agreement, at and as of the Effective Time, Sellers and Parent shall Transfer to (or cause to be Transferred to) Purchaser, and Purchaser shall purchase and accept from Sellers and Parent, all of the Sellers' and Parent's right, title and interest in and to all assets held for use or used in connection with the operation of the Business, free and clear of all Liens or other interests (except Permitted Exceptions), other than any Excluded Assets, including the following (collectively, the "Transferred Assets"):

            (a) the outstanding capital stock (the "Acquired Stock") of DT Assembly & Test Europe GmbH, a company organized under the laws of Germany (the "Acquired Subsidiary"), and it is agreed and understood that in connection with Purchaser's purchase of such Acquired Stock, by operation of Law, the Liabilities of the Acquired Subsidiary shall remain Liabilities of the Acquired Subsidiary after the Closing;

            (b) the Equipment Leases;

            (c) the Equipment and Other Personalty;

            (d) the Intellectual Property;

            (e) all Inventory related to the operation of the Business, including, without limitation, the EarthShell Equipment;

            (f) all rights of the Sellers under the Designated Contracts;

            (g) all prepaid expenses, security deposits and other credits owed to the Sellers from third parties;

            (h) originals or copies of all books, financial and other records and information which has been reduced to written, recorded or encoded form, in each case to the extent related to the Business (collectively, the "Books and Records");

            (i) licenses and permits used in the operation of the Business, to the extent transferable;

            (j) owned and leased Real Property;

            (k) the assets of the Parent, including, without limitation, software licenses (including Encompix and Microsoft), computer and related hardware (including servers, work stations, air conditioners, back-up generators and furniture), phone systems hardware and software (including voicemail, phone switch and hand sets), office, audio and video equipment, used in the operation of the Business;

            (l) all Accounts of Sellers related to the operation of the Business; and

            (m) all Claims and causes of action of Sellers against third parties to enforce rights under any of the foregoing categories of Transferred Assets.

      Section 2.2. Excluded Assets. Notwithstanding anything to the contrary contained herein, including in Section 2.1 above, the Sellers shall retain all of their right, title and interest in and to, and shall not Transfer to the Purchaser, the following assets of the Sellers or Parent as applicable (collectively, the "Excluded Assets"):

            (a) all cash, cash equivalents and marketable securities;

            (b) all Contracts that are not Designated Contracts;

            (c) all defenses, Claims, counter-Claims, rights of offset and other Actions against any Person asserting or seeking to enforce any Liability against the Sellers, to the extent such Liability is not assumed by the Purchaser pursuant to this Agreement;

            (d) any rights of Sellers under this Agreement;

            (e) any avoidance or similar Actions, including, but not limited to, Actions under Sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code;

            (f) any Tax refunds or credits arising out of the operation of the Business prior to the Closing Date;

            (g) except to the extent a Designated Contract (as defined herein), any assets of any employee benefit plan of any Seller and any rights under any such plan or any contract, agreement or arrangement between any employee or consultant and any Seller;

            (h) any Books and Records related to the Sellers' employees that are not being hired by Purchaser at or after the Effective Time, the Transfer of which would conflict with any confidentiality or privacy obligations of Sellers under applicable law;

            (i) the capital stock of Sellers or their Subsidiaries, other than the Acquired Stock; and

            (j) except to the extent a Transferred Asset, any assets, properties and rights of any Seller or Parent not used in the operation of the Business as it is currently operated by Sellers.

      Section 2.3. Assumption of Liabilities.

            (a) Subject to the terms and conditions of this Agreement, at and as of the Effective Time, the Purchaser shall assume and agree to pay, perform, discharge and satisfy when due in accordance with their terms the following Liabilities:

                  (i) all Liabilities to the extent arising out of, incurred in connection with or relating in any way to the ownership of the Transferred Assets on or following the Closing Date or the operation of the Business by the Purchaser on or following the Closing Date;

                  (ii) Liabilities under any of the Designated Contracts
            accruing, or arising out of or relating to performance by the Purchaser thereunder, after the Effective Time;

                  (iii) all amounts which may be payable according to the Sale
            Order or other order of the Bankruptcy Court entered pursuant to Sections 365(b) of the Bankruptcy Code to cure defaults in connection with the assumption and assignment of the Designated Contracts ("Cure Costs");

                  (iv) any Liabilities for unpaid salaries, severance benefits and any other accrued but unpaid benefits (including, but not limited to, accrued vacation) payable to Eligible Employees who are hired by the Purchaser at the Effective Time (other than retention bonuses and severance obligations relating to key employees approved by the Bankruptcy Court in the Bankruptcy Cases), or any other accruals, in each case to the extent reflected in Closing Date Net Working Capital;

                  (v) any post-Petition Date accounts payable to the extent
            reflected in Closing Date Net Working Capital;

                  (vi) Liabilities for Taxes to the extent reflected in the
            Closing Date Net Working Capital as determined pursuant to Section 2.6(c) below;

                  (vii) insured health care expenses incurred by Eligible
            Employees who are hired by the Purchaser at or after the Effective Time that have been reported but not yet paid or for which claims have not been submitted as of the Closing Date ("IBNR Claims"); and

                  (viii) Liabilities incurred by the Purchaser arising under the
            Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for Eligible Employees who are not hired by the Purchaser at the Effective Time if and only if applicable regulations under COBRA would obligate the Purchaser to satisfy such Liabilities (notwithstanding that such Liabilities are otherwise Excluded Liabilities hereunder), to the extent reflected in the Closing Date Net Working Capital ("COBRA Liabilities").

            (The Liabilities described in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) are collectively defined herein as the "Assumed Liabilities".)

            (b) From the date hereof through the Closing Date, Sellers shall use commercially reasonable efforts to obtain settlements or stipulations (but without any obligation of Sellers to pay any material amount in respect of such settlements) with any party that objects to the assumption and assignment of a Designated Contract or any related cure amount.

      Section 2.4. Excluded Liabilities. Except for the Assumed Liabilities, the Purchaser shall not assume, and shall have no liability or obligation for other Claims against, or Liabilities of, the Sellers or Parent (collectively, the "Excluded Liabilities"). The Excluded Liabilities include, but are not limited to, (i) Liabilities for Taxes of the Sellers or Parent, other than for Taxes set forth in Section 2.3(a)(vi), (ii) that certain lawsuit identified as Green Packaging SDN BHD and Green Earth Packaging Corp. vs. Detroit Tool & Engineering Company, DT Industries, Inc., et al., Case No. 01129608, Superior Court of the State of California, Santa Barbara County, Anacapa Division, and (iii) Liabilities in connection with any matter referred to in Schedule 4.5 or
Schedule 4.6.

      Section 2.5. Purchase Price. The aggregate consideration for the Transferred Assets shall consist of cash in the amount of $18,000,000 (the "Initial Purchase Price"), as may be adjusted pursuant to Section 2.6 below (the resulting adjusted aggregate consideration being referred to herein as the "Final Purchase Price"), payable as follows:

            (a) Deposit. Prior to the execution and delivery of this Agreement by the parties hereto and following evidence reasonably satisfactory to the Purchaser of receipt by Sellers of debtor-in-possession financing, the Purchaser shall have deposited $900,000 in the form of a letter of credit (the "Letter of Credit") in the Escrow Account (the amount deposited in the Escrow Account through the earlier of termination of this Agreement in accordance herewith and the Closing Date is referred to herein as the "Deposit"). Upon termination of this Agreement for any reason other than by Sellers pursuant to, and as permitted by, Section 12.1(c) below due to a material breach of a covenant or agreement by Purchaser, the Escrow Agent shall return the Deposit to the Purchaser in accordance with the terms of the Escrow Agreement. If this Agreement is terminated by Sellers pursuant to, and as permitted by, Section 12.1(c) below due to a material breach of a covenant or agreement by Purchaser, the Escrow Agent shall pay the Deposit to the Sellers in accordance with the terms of the Escrow Agreement. The Purchaser, Parent and the Sellers shall, within three (3) Business Days following such termination, execute and deliver to the Escrow Agent joint written instructions directing the Escrow Agent to deliver the Deposit in accordance with the foregoing. Sellers' right to receive the Deposit under such circumstances shall be without prejudice to any rights Sellers may have to be compensated in full for any damages which they may have suffered as a result of any breach of this Agreement by the Purchaser.

            (b) Initial Purchase Price. At the Closing, the Purchaser shall deliver to Sellers by wire transfer of immediately available funds to that account or accounts designated in writing by Sellers:

                  (i) cash in the amount of the Initial Purchase Price, as may be adjusted pursuant to Section 2.6 below in the case of an Estimated Net Working Capital Shortfall and/or Estimated AS Tangible Equity Shortfall, if any; minus

                  (ii) cash in the amount of $1,500,000 (the "Cash Deposit") to secure the Sellers' and Parent's obligations for the Working Capital Adjustment and/or AS Equity Adjustment pursuant to Section 2.6 below (the Cash Deposit, together with any investment earnings thereon, the "Escrow Fund"), $900,000 of which Cash Deposit shall be deposited into the Escrow Account by the Purchaser in place of the Letter of Credit at the Closing by wire transfer of immediately available funds (and the parties hereto shall, at the Closing, instruct the Escrow Agent to return the Letter of Credit to the Purchaser upon deposit of such funds), and $600,000 of which Cash Deposit shall be deposited into the Escrow Account by the Purchaser at the Closing by wire transfer of immediately available funds.

            (c) Payment of Estimated Net Working Capital Excess. To the extent any Estimated Net Working Capital Excess is not paid by the Purchaser at the Closing, such amount shall be paid by the Purchaser by wire transfer of immediately available funds within fifteen (15) Business Days following the Closing Date.

            (d) Escrow Fees. Purchaser shall pay directly to the Escrow Agent the Escrow Fees as and when due under the Escrow Agreement.

      Section 2.6. Purchase Price Adjustments Based on Net Working Capital.

            (a) Adjustments for Estimated Net Working Capital Shortfall/Excess. The Initial Purchase Price shall be (a) reduced dollar-for-dollar to the extent the Estimated Net Working Capital (as defined below) is less than the Target (such shortfall, if any, being referred to herein as the "Estimated Net Working Capital Shortfall") or (b) increased dollar-for-dollar to the extent the Estimated Net Working Capital is greater than the Target (such excess, if any, being referred to herein as the "Estimated Net Working Capital Excess"). The Estimated Net Working Capital Excess or the Estimated Net Working Capital Shortfall shall be the "Estimated Working Capital Adjustment." As used herein, the "Target" shall be $16,697,000, plus up to $256,000 in amounts owing to Pyxis to the extent any amounts owed to Pyxis by Sellers have not been paid prior to the Closing Date, plus up to $150,000 in amounts owing to ITE to the extent any amounts owed to ITE by Sellers have not been paid prior to the Closing Date.

            (b) Closing Date Net Working Capital Estimate. At least three (3) days prior to the Closing Date, the Sellers and Purchaser shall mutually agree upon a good faith reasonable estimate of the Closing Date Net Working Capital (the "Estimated Net Working Capital"). "Net Working Capital" means, consistent with the categories of current assets and current liabilities of the Sellers as set forth on Schedule 2.6 hereto, an amount equal to (a) the sum of the current assets included among the Transferred Assets, including trade receivables, costs and estimated earnings in excess of amounts billed on uncompleted contracts, Inventory and prepaid expenses, determined on a consolidated basis (excluding cash, cash equivalents and marketable securities), minus (b) trade payables, customer advances, billings in excess of costs and estimated earnings on uncompleted contracts and any other accounts payable, Cure Costs or accrued expenses (including warranty reserves and rebates) included among the Assumed Liabilities. Net Working Capital shall also include COBRA Liabilities; provided that any accrual for COBRA Liabilities shall not exceed $150,000 in the Closing Date Net Working Capital calculation determined pursuant to Section 2.6(c) below. Net Working Capital does not include: (w) any assets or Liabilities of the Acquired Subsidiary, (x) any amounts payable for IBNR Claims or (y) the value of the EarthShell Equipment and any costs or expenses incurred in connection with the EarthShell Equipment prior to receipt of an EarthShell Order. The Net Working Capital shall be determined in accordance with GAAP and, to the extent consistent with GAAP, in a manner consistent with Sellers' historical accounting practices, and shall include only those accounts set forth on Schedule 2.6 hereto.


            (c) Closing Balance Sheet. On a date no later than sixty (60) days following the Closing Date, Purchaser will prepare a balance sheet of the Business of Sellers, as of the Closing Date, in accordance with GAAP and, to the extent consistent with GAAP, in a manner consistent with the accounting practices used in connection with the preparation of the Estimated Net Working Capital, together with a calculation of the Net Working Capital as of the Closing Date (the "Closing Date Net Working Capital"). Purchaser shall also include a written calculation of the proposed adjustment amount equal to (A) the Closing Date Net Working Capital, minus (B) the sum of the Target and the Estimated Working Capital Adjustment (such amount, the "Working Capital Adjustment"), which may be a positive or a negative number. The Closing Date Net Working Capital shall consist of the same components as the Estimated Net Working Capital.

            (d) Adjustments for Acquired Subsidiary Tangible Stockholders' Equity. On a date no later than sixty (60) days following the Closing Date, Purchaser will prepare, in accordance with GAAP and, to the extent consistent with GAAP, in a manner consistent with the historical accounting practices of the Acquired Subsidiary, a statement of tangible stockholders' equity of the Acquired Subsidiary as of the Closing Date (the "AS Tangible Equity"). For clarity, the AS Tangible Equity shall be calculated without regard to goodwill. The parties hereto agree that the Initial Purchase Price shall be reduced dollar-for-dollar to the extent the AS Tangible Equity is less than 1,353,000 Euros (the "AS Tangible Equity Target") (such shortfall, if any, being referred to herein as the "AS Tangible Equity Shortfall" and said reduction shall be the "AS Tangible Equity Adjustment"). Notwithstanding the foregoing, if the AS Tangible Equity is at least 1,303,000 Euros, the AS Tangible Equity Adjustment shall be zero. At least three (3) days prior to the Closing Date, the Sellers and the Purchaser shall mutually agree upon a good faith reasonable estimate of the AS Tangible Equity Shortfall, if any (the "Estimated AS Tangible Equity Shortfall").

            (e) Disputes. After delivery of the Closing Date Net Working Capital and AS Tangible Equity, the Sellers and their accountants shall be permitted reasonable access to review the Purchaser's books and records and work papers related to the preparation of the Closing Date Net Working Capital, the Working Capital Adjustment, the AS Tangible

      Equity and the AS Tangible Equity Adjustment. The Sellers and their accountants may make inquiries of Purchaser and its respective accountants regarding questions concerning or disagreements with the Closing Date Net Working Capital, the Working Capital Adjustment, the AS Tangible Equity and the AS Tangible Equity Adjustment arising in the course of their review thereof, and Purchaser shall use its reasonable best efforts to cause any such accountants to respond to such inquiries. If the Sellers have any objections to the Closing Date Net Working Capital, the Working Capital Adjustment, the AS Tangible Equity and the AS Tangible Equity Adjustment, the Sellers shall deliver to Purchaser a statement setting forth their objections thereto (an "Objections Statement"). If an Objections Statement is not delivered to Purchaser within 15 days after delivery of the Closing Date Net Working Capital, the Closing Date Net Working Capital, the Working Capital Adjustment, the AS Tangible Equity and the AS Tangible Equity Adjustment shall be final, binding and non-appealable on the parties hereto. The Sellers and Purchaser shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within 15 days after the delivery of the Objections Statement, the Sellers and Purchaser shall submit such dispute to a representative from the office of a nationally recognized accounting firm chosen by the Sellers and Purchaser (the "Independent Auditor"). The Sellers and Purchaser shall use their commercially reasonable efforts to cause the Independent Auditor to resolve all disagreements as soon as practicable, but in any event, within twenty (20) days. The resolution of the dispute by the Independent Auditor shall be final, binding and non-appealable on the parties hereto. The costs and expenses of the Independent Auditor shall be paid equally by Purchaser and the Sellers.

            (f) Payment of Adjustments from Escrow Fund. If, based on the Closing Date Working Capital, the Working Capital Adjustment, the AS Tangible Equity and the AS Tangible Equity Adjustment as finally determined pursuant to Section 2.6(e) (the aggregate of the Working Capital Adjustment and the AS Tangible Equity Adjustment shall be referred to herein as the "Final Adjustment") the Final Adjustment is a positive number, the Purchaser and the Sellers shall forthwith (but in any event within three (3) Business Days) instruct the Escrow Agent to release the Escrow Fund, including any interest thereon, to the Sellers, and the Purchaser shall forthwith (but in any event within fifteen (15) Business
      Days) pay the amount of the Final Adjustment to the Sellers. If, based on the Closing Date Working Capital, the Work Capital Adjustment, the AS Tangible Equity and the AS Tangible Equity Adjustment as finally determined pursuant to Section 2.6(e), the Final Adjustment is a negative number, the Sellers and the Purchaser shall forthwith (but in any event within three (3) Business Days) instruct the Escrow Agent to pay such negative amount to the Purchaser from the Escrow Fund, including any interest thereon, and to pay any amounts remaining in the Escrow Fund after such payment to the Sellers. By way of example, and solely for purposes of illustration, if the Working Capital Adjustment is equal to $50,000 and the AS Tangible Equity Adjustment is equal to -$10,000, the Final Adjustment payable to Seller shall equal $40,000. Any payment required to be made pursuant to this paragraph shall be made by wire transfer of immediately available funds to an account designated in writing by the party that is to receive payment of such adjustment. Sellers and Purchaser agree that the party required to pay the Final Adjustment pursuant to this Section 2.6(f) shall be liable to the other party for any amount payable pursuant to this Section 2.6(f) in excess of the Escrow Fund. To the extent required, the Purchase shall pay such excess amount to Sellers within fifteen (15) Business Days of the determination of the Final Adjustment.

            (g) EarthShell Equipment. Purchaser intends to acquire as part of the Transferred Assets the first eight (8) units (comprising two (2) systems) currently on the Sellers' floor and related work-in-process Inventory and Equipment of Detroit Tool and Engineering Company ("DTE") relating to an equipment vendor sublicense agreement between DTE and EarthShell Corporation (the "EarthShell Equipment"). Purchaser hereby agrees that in the event a purchase order is received for the EarthShell Equipment following the date hereof but prior to the Closing Date (an "EarthShell Order"), Purchaser will assume such EarthShell Order if it is reasonably determined by John Schott, or a successor agreed upon by Purchaser and Parent, that such EarthShell Order includes material terms (including, without limitation, performance specifications, price and delivery timetables) substantially similar to, or more favorable to DTE than, those included in the quotation provided by DTE to Meridian and such EarthShell Order is not contingent upon the execution and delivery of a license agreement with EarthShell Corporation. With respect to such assumed EarthShell Order, Parent shall be entitled to the greater of (i) 50% of the profit earned on such EarthShell Equipment, and (ii) $1,000,000 (the "EarthShell Profit"). Purchaser shall pay the EarthShell Profit to Parent promptly upon acceptance of the EarthShell Equipment by the customer on the customer's floor pursuant to the terms of the EarthShell Order with respect to the EarthShell Equipment, and such payment shall be deemed to be in addition to the Final Purchase Price. For purposes of this
      Section 2.6(g), the EarthShell Profit shall equal the pro rata revenue received by Purchaser from the EarthShell Order related to the EarthShell Equipment minus only those costs and expenses specifically and directly incurred by Purchaser with respect to the EarthShell Equipment after the date such EarthShell Order is received. Such costs and expenses shall be incurred by Purchaser consistent with the past practices of DTE and Purchaser agrees that Parent shall be permitted reasonable access to review the Purchaser's books and records related to the determination of the EarthShell Profit. By way of example, if the EarthShell Order is for sixteen (16) units (comprising four (4) systems), the pro rata revenue would be based on fifty percent (50%) of the EarthShell Order. Purchaser covenants and agrees that it will not, prior to the Closing Date, interfere with Sellers' efforts to obtain an acceptable EarthShell Order or contact potential customers of Sellers concerning the EarthShell Equipment.

      Section 2.7. Allocation of the Final Purchase Price. Following the Closing, the Purchaser will submit to the Sellers its allocation of the Final Purchase Price for the Transferred Assets (including the cash purchase price and the assumption of the Assumed Liabilities) subject to the approval of the Sellers, which approval shall not be unreasonably withheld, and pursuant to
Section 1060 of the Tax Code and the regulations thereunder (the "Allocation"). Except as otherwise required by law, the Purchaser and the Sellers agree to use such Allocation in filing all required forms under Section 1060 of the Tax Code and not take any position inconsistent with such Allocation upon any examination of any such Tax Return, in any refund claim or in any tax litigation. The Sellers and the Purchaser shall also file IRS form 8594 in a manner consistent with this Section 2.7.

      Section 2.8. Contract Rejection and Assumption. Schedule 2.8 sets forth a true and complete list prepared by the Sellers of the following: all executory Contracts of the Sellers as of the date of this Agreement that relate to (a) the Intellectual Property of the Sellers, or (b) the provision of goods or services by the Sellers, including, without limitation, statements of work and pending proposals to provide goods or services, including for each of the Contracts identified in clauses (a) and (b), Sellers' good faith estimate of the aggregate amount or other actions required to cure any defaults or breaches under those Contracts at the Closing. Schedule 2.8 also sets forth a true and complete list prepared by the Sellers of any other material executory Contracts of the Sellers, including for each of the Contracts that relate to the Transferred Assets, Sellers' good faith estimate of the aggregate amount of Cure Costs as of the date hereof. The agreements identified on Schedule 2.8 (collectively, the "Designated Contracts List") with an asterisk are referred to herein collectively as the "Designated Contracts". The Designated Contracts are included within the Transferred Assets, and at the Closing, subject to Section 365 of the Bankruptcy Code, the Sellers shall assign all of the Designated Contracts to Purchaser, on the terms and subject to the conditions of this Agreement. No later than three (3) Business Days prior to the Sale Hearing, Sellers shall update their good faith estimate of Cure Costs for the Contracts on Schedule 2.8. Purchaser shall have the option, which shall be exercisable no later than two (2) Business Days prior to the Closing Date, to exclude from the Transferred Assets any Contract or pending proposal, whether or not previously identified as a Designated Contract, or to add to the Transferred Assets any Contract, whether or not previously identified as a Designated Contract, or pending proposals; provided, that in no event shall the Initial Purchase Price be affected by any such exclusion or addition of any Contract from the Transferred Assets. Upon exercise of the option in the preceding sentence, the Designated Contracts List shall be deemed to be modified to give effect to such change as of the date hereof; provided that notwithstanding anything herein to the contrary, the Sellers shall, pursuant to Section 365 of the Bankruptcy Code and the terms of this Agreement, move the Bankruptcy Court for the entry of a Final Order authorizing the Sellers to assume and assign to Purchaser at the Closing any Contracts added to the Acquired Assets by Purchaser that were not previously included on the Designated Contracts List pursuant to the exercise of the option in the previous sentence ("Added Contracts"), but in the event any Added Contracts cannot be assumed and assigned at the Closing, Sellers shall proceed expeditiously after the Closing to obtain that relief.

      Section 2.9. Cure of Defaults. Subject to the prior approval of the Bankruptcy Court and only to the extent required under Section 2.3, the Purchaser shall, on or prior to the Closing or such later date as may be set forth in the Sale Order, any other Final Order of the Bankruptcy Court with respect to Added Contracts or in a written agreement between Purchaser and the Person entitled thereto, pay to such Person the amount necessary to cure any and all monetary defaults and breaches under and satisfy (or, with respect to any Assumed Liability or obligation that cannot be rendered non-contingent and liquidated prior to the Closing Date, make effective provision reasonably satisfactory to the Bankruptcy Court for satisfaction from funds of the Purchaser) any Assumed Liability with respect to each Designated Contract with such Person as may be assumed by the Sellers and assigned to the Purchaser in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement.

                                   ARTICLE III

                                   THE CLOSING

      Section 3.1. Time and Place of Closing. The Closing shall take place at 10:00 a.m., Illinois time, on the Closing Date at the offices of Katten Muchin Zavis Rosenman, 525 W. Monroe Street, Suite 1600, Chicago, Illinois 60661. The Closing, the Transfer of the Transferred Assets, the effectiveness of the other Acquisition Documents, and the consummation of the transactions contemplated hereby shall be deemed to occur at the Effective Time.

      Section 3.2. Deliveries at Closing.

            (a) Deliveries by Purchaser. At or prior to the Closing, the Purchaser shall deliver to the Sellers the following:

                  (i) a wire transfer in immediately available funds of the
            Purchase Price, as adjusted in accordance with Section 2.5(b) above;

                  (ii) the Assignment and Assumption Agreement;

                  (iii) a certificate of an executive officer of the Purchaser to evidence compliance with the conditions set forth in Sections
            10.1 through 10.2 hereof and any other certificates to evidence compliance with the conditions set forth in Article X hereof as may be reasonably requested by the Sellers or their counsel;

                  (iv) any Cure Costs required pursuant to Section 2.9 hereof;
            and

                  (v) such other documents as reasonably requested by Sellers, including certificates of good standing, board of director resolutions and certificates of incumbency and specimen signatures.

            (b) Deliveries by the Sellers and Parent. At or prior to the Closing, the Sellers (or their Affiliates, if applicable) shall deliver to the Purchaser the following:

                  (i) the Bill of Sale;

                  (ii) the Assignment and Assumption Agreement;

                  (iii) a certificate of an executive officer of Sellers to
            evidence compliance with the conditions set forth in Sections 9.1 through 9.2 hereof and any other certificates to evidence compliance with the conditions set forth in Article IX hereof as may be reasonably requested by the Purchaser or its counsel; and

                  (iv) such other documents as reasonably requested by the
            Purchasers, including assignments and assumptions (including assignments of Intellectual Property in form and substance sufficient for filing), certificates of title, stock certificates or notarial deeds evidencing Parent's ownership interest in the

            Acquired Subsidiary (and any Articles of Association or similar organizational documents for the Acquired Subsidiary), certificates of good standing, board and stockholder resolutions, and certificates of incumbency and specimen signatures.

      Section 3.3. Assignment of Designated Contracts, Etc. Anything contained herein to the contrary notwithstanding, this Agreement shall not effect the Transfer of any Designated Contract or any claim, right, or benefit arising thereunder or resulting therefrom, if, notwithstanding the provisions of Sections 363 and 365 of the Bankruptcy Code, a Transfer thereof, without the Approval of the non-debtor party thereto, would excuse the non-debtor party thereto from accepting performance from the Purchaser, constitute a breach thereof or in any way affect the rights of Sellers or the Purchaser, as the case may be, thereunder (collectively, "Restricted Assets"). Any Transfer to the Purchaser of any Restricted Asset which shall, notwithstanding the provisions of Sections 363 and 365 of the Bankruptcy Code, require the Approval of any non-debtor party for such Transfer as aforesaid shall be made subject to such Approval being obtained.

      Section 3.4. Sales, Use and Other Taxes. Any sales, use, purchase, transfer, stamp, or documentary stamp Taxes which may be payable by reason of the sale of the Transferred Assets under this Agreement for the transactions contemplated herein and any and all claims, charges, interest or penalties assessed, imposed or asserted in relation to any such taxes, shall be the responsibility and obligation of and timely paid by the Sellers and the Parent. In no event shall any party to this Agreement be responsible for the income Taxes of any other party that arise as a consequence of the transactions consummated hereunder.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND PARENT

      With respect to the representations and warranties of Sellers and Parent, the Purchaser specifically acknowledges and agrees that the Purchaser will not have any recourse to Sellers, Parent or to any of the officers or directors of Sellers or Parent in the event any of the representations and warranties made herein or deemed made are untrue as at any time of expression thereof. The only remedy for a breach of such representations and warranties shall be the Purchaser's option, under certain circumstances, not to close in accordance with and subject to the limitations set forth herein and, without limiting the foregoing, the Purchaser shall have no remedy whatsoever for any such breach after the Closing.

      As an inducement to the Purchaser to enter into this Agreement, the Sellers and the Parent represent and warrant as of the date hereof as follows:

      Section 4.1. Organization. Each of the Sellers, the Parent and the Acquired Subsidiary is a corporation duly organized, validly existing and (where applicable) in good standing under the laws of its jurisdiction of incorporation, formation or organization and except as affected by the pendency of the anticipated Bankruptcy Cases, has the requisite power and authority to own, operate and lease its properties and assets and to conduct the Business as it is now being owned, operated, leased and conducted.

      Section 4.2 Capitalization. As of the date hereof, the Acquired Stock is owned of record by Parent. The Acquired Stock has been duly authorized and is validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.2, other than the Acquired Stock, there are not any other equity securities authorized, issued or outstanding, and there are no agreements or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Acquired Subsidiary. Except as set forth on
Schedule 4.2, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any capital securities or other equity securities of the Acquired Subsidiary of any kind. There are no agreements or other obligations (contingent or otherwise) which require the Acquired Subsidiary to repurchase or otherwise acquire any capital securities or other equity securities. The Acquired Subsidiary has no Liabilities, except for Liabilities (i) reserved against or reflected in the February 29, 2004 financial statements of the Acquired Subsidiary provided to Purchaser (the "AS Financial Statements"), (ii) incurred after the date of the AS Financial Statements, provided that such Liabilities are incurred in the ordinary course of business, consistent with past practices, or (iii) as set forth on Schedule 4.2.

      Section 4.3 Power and Authority. Subject to Bankruptcy Court approval pursuant to the Sale Order, (i) each of the Sellers and Parent has the requisite corporate power and authority to execute and deliver this Agreement and the other Acquisition Documents to which it is a party and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, (ii) the execution and delivery by Sellers and Parent of this Agreement and the other Acquisition Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of each Seller and Parent, subject to the approval and adoption of this Agreement and the approval of the Transaction by Parent as sole stockholder of the Sellers, and
(iii) this Agreement and each other Acquisition Document to which any Seller or Parent is a party will constitute, upon the mutual execution and delivery thereof, the legal, valid and binding obligation of Sellers and Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 4.4 No Violation. Neither the execution and delivery by Sellers and Parent of this Agreement or any of the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) contravene any provision of the certificate of incorporation and bylaws (or equivalent charter documents) of any Seller, Parent or the Acquired Subsidiary; (ii) result in the creation or imposition of any Lien upon any of the properties or assets of any Seller, the Parent or the Acquired Subsidiary, or (iii) violate or conflict with any Law or any judgment, decree or order of any Governmental Authority to which any Seller, the Parent or the Acquired Subsidiary is subject or by which it or any of its assets or properties are bound.

      Section 4.5 Actions. Except as set forth on Schedule 4.5, and except for Actions to be filed in the Bankruptcy Court with respect to the Bankruptcy Cases, there is no Action pending or, to the Knowledge of any Seller, threatened, against any Seller, the Parent or the

Acquired Subsidiary before any Governmental Authority relating to the Business or any Transferred Asset, or that questions or challenges the validity of this Agreement or the other Acquisition Documents or any action taken or proposed to be taken by any Seller, the Parent or the Acquired Subsidiary pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby.

      Section 4.6 Compliance with Laws. Except as set forth on Schedule 4.6, and except as excused by the Bankruptcy Code or in connection with the Bankruptcy Cases, and except as would not adversely impact in any material respect (i) the valid Transfer of the Transferred Assets to the Purchaser, (ii) the operation of the Business by the Purchaser following the Closing Date and (iii) the value of the Transferred Assets Transferred to the Purchaser on the Closing Date, (A) neither Sellers, Parent nor the Acquired Subsidiary are in violation of any Laws relating to the Business or the Transferred Assets, (B) neither Sellers, Parent nor the Acquired Subsidiary have been notified in writing nor has any Knowledge that it has been charged with or threatened in writing with, any charge concerning any violation of any provision of any Law relating to the Business or the Transferred Assets that has not already been resolved, and (C) neither Sellers, Parent nor the Acquired Subsidiary are in violation of, or in default under, and no event has occurred which, with the lapse of time or the giving of notice, or both, would result in the violation of or default under, the terms of any judgment, decree, order, injunction or writ of any Governmental Authority relating to the Transferred Assets or the Business. The Sellers have complied with the WARN Act, and any similar law of any applicable State, with respect to its operations in Benton Harbor, Michigan.

      Section 4.7 Title to Property. Except as set forth on Schedule 4.7, each of the Sellers and Parent has, and at the Closing will transfer to the Purchaser, good and marketable title to, or a valid leasehold interest in, all of the Transferred Assets free and clear of all Liens (other than Permitted Exceptions).

      Section 4.8 Approvals. Except (i) for Approval of the Bankruptcy Court,
(ii) for Approval under the HSR Act, if applicable, and (iii) as otherwise set forth on Schedule 4.8, no Approval of any Governmental Authority or other Person is required to be made, obtained or given by or with respect to Sellers in connection with the execution or delivery by Sellers of this Agreement and the other Acquisition Documents to which they are a party, the performance by them of their obligations hereunder or thereunder or the consummation by them of the transactions contemplated hereby or thereby, including without limitation the Transfer of the Transferred Assets to the Purchaser.

      Section 4.9 Broker's or Finder's Fees. Except as set forth on Schedule 4.9, the Sellers have not authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement or any of the other Acquisition Documents.

      Section 4.10 Real Property. Schedule 4.10 sets forth the street address of each parcel of real property (the "Real Property") held for use or used in the operation of the Business owned, leased or subleased by Sellers or the Acquired Subsidiary and the name of the lessor or sublessor. Except as set forth on
Schedule 4.10, no matter (recorded or unrecorded) exists with respect to the Real Property that (i) is material in nature, and (ii) would be raised as an exception to title (and not capable of being insured over) or an exclusion from coverage under a policy of title insurance. Neither the Sellers nor the Acquired Subsidiary have received notice of, and continuation of the present locations, uses, occupancies and operations will not result in a violation of, any zoning, building, health, safety, disability, environmental, pollution control, fire or similar law, ordinance, order, directive or regulation respecting the Real Property or any part thereof. There has been no damage or loss to the Real Property by any fire or other casualty, any act of God or any hazard prior to the date hereof. The Sellers and the Acquired Subsidiary own good, marketable and indefeasible fee simple title to the Real Property owned by the Sellers or the Acquired Subsidiary, respectively, subject only to real estate taxes not yet due and payable and Liens set forth on
Schedule 4.10, which Liens will be satisfied at Closing.

      Section 4.11 Designated Contracts. Schedule 2.8 is true and complete as of the date of this Agreement, and as amended in accordance with Section 2.8, will be true and complete as of the Closing Date. True and complete copies of each written Contract (or written summaries of the terms of any oral Contract) included in the Transferred Assets have been previously made available to Purchaser. All Contracts to which the Sellers are parties that are material to the Intellectual Property of Sellers or otherwise material to the Business are set forth on Schedule 2.8. All Designated Contracts as of the date hereof, and those Contracts identified in Schedule 2.8, are valid and binding obligations of Sellers and, upon entry of the Sale Order or the Final Order regarding the Added Contracts, as the case may be, and assuming duly authorized execution by the other party thereto, will be enforceable in accordance with their terms, and such Designated Contracts are in full force and effect.

      Upon the cure of defaults in accordance with Section 2.8 and 2.9, the Sellers will have cured in all material respects the obligations required pursuant to each Designated Contract and the Bankruptcy Court to have been performed by them through the Closing Date. Other than the defaults to be cured in accordance with Section 2.9, there is not as of the date hereof, and will not be as of the Closing Date, any default under any of the Designated Contracts on the part of the Sellers or, to the Knowledge of Sellers, any other party to the Designated Contracts, nor have the Sellers received notice of a default as of the date hereof, nor will they receive such a notice of default as of the Closing Date, under any of the Designated Contracts from any other party to the Designated Contracts or, except in accordance with the Bankruptcy Code, sent notice of any such default as of the date hereof, or will send such a notice as of the Closing Date, under any of the Designated Contracts to any other party to the Designated Contracts. Other than the defaults to be cured in accordance with
Section 2.8 and Section 2.9, no event has occurred that, with the giving of notice or the lapse of time, or both, could constitute a default as of the date hereof, or as of the Closing Date, on the part of the Sellers under any of the Designated Contracts nor, to the Knowledge of Sellers, has any event occurred which with the giving of notice or the lapse of time, or both, could constitute a default as of the date hereof, or as of the Closing Date, on the part of any other party to any of the Designated Contracts.

      Section 4.12 Intellectual Property. Schedule 4.12 of this Agreement contains a true and complete list of all Intellectual Property. Except as disclosed on Schedule 4.12, (x) Parent, Sellers or the Acquired Subsidiary are the owner of all right, title and interest in and to each item of Intellectual Property and/or has the valid right to use such Intellectual Property, (y) except for Intellectual Property excluded from the Transferred Assets pursuant to Section 2.8, all such rights, titles and interests are part of the Transferred Assets and will be acquired, free and clear of all Liens (except the Permitted Exceptions), and (z) the Sellers', Parent's and Acquired Subsidiary's ownership and/or use of the Intellectual Property does not infringe the rights of any Person.

      Section 4.13 "AS IS" Transaction. The Purchaser hereby acknowledges and agrees that, except as otherwise expressly provided in this Agreement, Sellers make no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Business or the Transferred Assets, including, without limitation, income to be derived or expenses to be incurred in connection with the Transferred Assets, the physical condition of any personal property comprising a part of the Transferred Assets or which is the subject of any Assigned Contract to be assumed by the Purchaser at the Closing, the environmental condition or other matter relating to the physical condition of any real property or improvements which are the subject of any Assigned Lease to be assumed by the Purchaser at the Closing, the zoning of any such real property or improvements, the value or transferability of the Transferred Assets (or any portion thereof), the terms, amount, validity or enforceability of any Assumed Liabilities, the title of the Transferred Assets (or any portion thereof), the merchantability or fitness of the Transferred Assets (or any portion thereof for any particular purpose, or any other matter or thing relating to the Business or the Transferred Assets or any portion thereof). Without in any way limiting the foregoing, Sellers hereby disclaim any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Transferred Assets. The Purchaser further acknowledges that the Purchaser has conducted an independent inspection and investigation of the physical condition of the Transferred Assets and all such other matters relating to or affecting the Transferred Assets as the Purchaser deemed necessary or appropriate and that in proceeding with its acquisition of the Transferred Assets, the Purchaser is doing so based solely upon such independent inspections and investigations. Accordingly, the Purchaser will accept the Transferred Assets at the Closing "AS IS," "WHERE IS," and "WITH ALL FAULTS."

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      As an inducement to Sellers and Parent to enter into this Agreement, Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date as follows:

      Section 5.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, operate and lease its properties and assets and to conduct its business as they are now being owned, operated, leased and conducted. Purchaser is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where such qualification is material to the Business.

      Section 5.2 Power and Authority. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the other Acquisition Documents, perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the other

Acquisition Documents to which it is a party, the performance by it of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions on the part of the Purchaser. This Agreement and each other Acquisition Document to which the Purchaser is a party will constitute upon the mutual execution and delivery thereof the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity.

      Section 5.3 No Violation. Except as would not materially adversely impair the ability of the Purchaser to consummate the Transaction, neither the execution and delivery by the Purchaser of this Agreement or any of the other Acquisition Documents to which it is a party, the performance by it of its obligations hereunder or thereunder, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) contravene any provision of the certificate of incorporation and bylaws of the Purchaser; (ii) result in the creation or imposition of any Lien upon any of the properties or assets of the Purchaser, or (iii) violate, conflict with or require any Approval, other than Approval by the Bankruptcy Court, under, any Law or any judgment, decree or order of any Governmental Authority to which the Purchaser is subject or by which it or any of its assets or properties are bound.

      Section 5.4 Approvals. Except as set forth on Schedule 5.4 and under the HSR Act, if applicable, no Approval of any Governmental Authority or other Person is required to be made, obtained or given by or with respect to the Purchaser in connection with the execution or delivery by it of this Agreement and the other Acquisition Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.

      Section 5.5    Solvency; Availability of Funds.

            (a) As of the Closing and immediately after consummating the Transaction and the other transactions contemplated by the Acquisition Documents, the Purchaser will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair value of its assets will be less than the amount required to pay its probable Liability on its debts as they become absolute and matured), (ii) have unreasonably small capital with which to engage in its business, including the Business, or
      (iii) have incurred or plan to incur debts beyond its ability to repay such debts as they become absolute and matured.

            (b) No later than one (1) Business Day prior to the Bidding Procedures Hearing (as defined below), the Purchaser shall make a call upon such financing commitments as are sufficient funds to enable it to pay the Initial Purchase Price (without regard to any Estimated Net Working Capital Excess) in full at Closing and consummate the transactions contemplated under the Acquisition Documents. Purchaser covenants and agrees that it shall have sufficient funds to enable it to pay the Initial Purchase Price in full at Closing (without regard to any Estimated Net Working Capital Excess).

      Section 5.6 Investment Representation. The Purchaser is purchasing the Acquired Stock for its own account with the present intention of holding the Acquired Stock for investment purposes and not with a view to or for sale in connection with any public distribution of the Acquired Stock in violation of any federal or state securities laws. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Acquired Stock. Purchaser acknowledges that the Acquired Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or foreign securities laws and that the Acquired Stock may not be sold, transferred, offered for sale, pledged hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state or foreign securities laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities laws.

      Section 5.7 Affiliated and Associated Persons. As of the date hereof, there are no officers, directors, employees or Affiliates of any Seller that are assisting, advising, affiliated with, participating with or otherwise associated with the Purchaser or any Affiliate of the Purchaser (including as current or prospective equity-holders or co-investors in or with the Purchaser or its Affiliates) in connection with the Transaction by reason of any arrangement in place as of the date hereof, other than any assistance, advice, participation or association which results from ordinary course business contacts between the Purchaser and the Sellers and their respective officers, directors, employees or affiliates as a result of the contemplated sale of the Business.

      Section 5.8 Broker's or Finder's Fees. Sellers are represented by and will pay the fees and expenses of Houlihan Lokey Howard & Zukin Capital ("HLH&Z") as its exclusive sale agent with respect to the transactions contemplated hereby and HLH&Z's commission, fees and expenses are to be paid by the Sellers at Closing as a cost of the transaction in accordance with the terms and provisions of an order of the Bankruptcy Court approving its retention by the Sellers. Neither the Purchaser nor any of its Affiliates has authorized any Person to act as broker, finder, banker, consultant, intermediary or in any other similar capacity which would entitle such Person to any investment banking, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement or any of the other Acquisition Documents, except where any fee or payment due such persons would be solely the obligation of the Purchaser or its Affiliates.

                                   ARTICLE VI

                            COVENANTS OF THE SELLERS

      The Sellers hereby covenant and agree that, subject to the orders and direction of the Bankruptcy Court and except as otherwise consented to in writing by the Purchaser or as otherwise contemplated by this Agreement, from and after the date hereof until the Closing:

      Section 6.1 Conduct of Business. Sellers shall, subject to the requirements and obligations under the Bankruptcy Code, (i) conduct the Business in the ordinary course consistent with past practice, to the extent consistent with the terms of debtor-in-possession financing received by Sellers in connection with the Bankruptcy Cases, (ii) preserve intact its business organizations and relationships with employees and persons having dealings with it; (iii) not take any action, or cause the Acquired Subsidiary to take any action, that would result in the failure of Sellers to satisfy the closing condition set forth in Section 9.5; (iv) not institute any new methods of accounting that will vary materially from the methods used by the Sellers as of the date of this Agreement except as may be required by GAAP; (v) continue to operate the Sellers' billing and collection policies and procedures with respect to the Business consistent with the reasonable business practices of a similarly situated debtor-in-possession; and
(vi) maintain its Books and Records in accordance with the reasonable business practices of a similarly situated debtor-in-possession; provided that, the foregoing shall not obligate the Sellers to pay any Claim arising prior to the Commencement Date other than to avoid the rejection of any Designated Contract, and provided further that, except for the Real Property leases in Dayton, Ohio (which Sellers shall not reject prior to fifty-nine (59) days of the date hereof), the foregoing shall not prevent the Sellers from rejecting Contracts that are not Designated Contracts being assumed by the Purchaser hereunder provided that such Sellers provide at least five (5) Business Day's notice to Purchaser of the hearing on such relief and an opportunity to designate such Contract as a Designated Contract or Added Contract in accordance with this Agreement.

      Section 6.2 Acquisition Proposals. Anything herein to the contrary notwithstanding, at or prior to a hearing in the Bankruptcy Court on the motion to approve the Sale Order, the Sellers may furnish information concerning the Business to any qualified Person in order to permit such Person to determine whether to make a higher and better offer for the Transferred Assets at such hearing or at such time prior to the hearing as the Bankruptcy Court may direct and the Sellers and their Representatives may solicit, encourage and negotiate with any Persons to make offers for the Transferred Assets at or prior to such hearing, as the case may be; provided that, all potential bidders agree to be subject to substantially the same restrictions and limitations on the use of such information as those imposed on the Purchaser. Any other prospective purchaser or Person who receives proprietary information regarding the Sellers shall also agree to execute a separate non-disclosure agreement in form and substance similar to the Non-Disclosure Agreement entered into by and between the Purchaser and Parent on March 11, 2004 (the "Non-Disclosure Agreement"). As promptly as practicable and in any event no later than two (2) Business Days prior to an auction of the Transferred Assets, the Sellers shall inform the Purchaser of the terms and conditions of any competing offer made for any portion of the Business or the Transferred Assets. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement between the parties hereto, the parties acknowledge and agree that any obligations of confidentiality contained herein and therein shall not apply to the tax treatment and tax structure of the transactions contemplated hereby upon the earlier to occur of (i) the date of the public announcement of discussions relating to the transactions, (ii) the date of the public announcement of the transactions, or (iii) the date of the execution of this Agreement, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that the foregoing is not intended to affect each party's privilege to maintain, in its sole discretion, the confidentiality of communications with its attorneys or with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code.

      Section 6.3 Access to the Sellers. The Sellers shall use reasonable efforts to afford the Purchaser and its Representatives reasonable access during normal business hours throughout any period from and after the date hereof until the Closing Date, upon one (1) Business Day's prior notice, to the Books and Records, files, pleadings, data base, documents, properties, facilities, employees and, with Parent's prior approval, which approval shall not be unreasonably withheld, customers of the Sellers relating to the Business or the Transferred Assets, as the Purchaser may reasonably request; provided that such reasonable access shall not unduly interfere with Sellers' ongoing business, operations or obligations relating to the Bankruptcy Cases.

      Section 6.4 WARN Act. With respect to the Sellers' facility in Lebanon, Missouri, the Sellers shall deliver any notices contemplated by the WARN Act, or any similar state law, to the extent that all conditions precedent to requiring notice have accrued or shall accrue on or before the Closing Date; provided, however, that Sellers shall not be liable for delivering or failing to deliver such notices to the extent that any conditions precedent to requiring such notices shall accrue after the Closing Date.

      Section 6.5 Certificate of Service. Within three (3) Business Days of the date hereof, Sellers shall deliver to Purchaser a certificate of service, which certificate shall include (i) all parties entitled to notice of the Sellers' intent to sell the Transferred Assets (and assume and assign the Designated Contracts) under Bankruptcy Rule 2002, the Bankruptcy Code or other applicable nonbankruptcy law, and (ii) all parties owning, claiming or asserting a Lien, Claim or other interest in or to any of the Transferred Assets, including every other party to a Designated Contract.

                                   ARTICLE VII

                           COVENANTS OF THE PURCHASER

      The Purchaser hereby covenants and agrees that, except as otherwise consented to in writing by the Sellers, from and after the date hereof until the
Closing:

      Section 7.1 No Interference with Bankruptcy Cases. So long as the Bankruptcy Cases shall be pending and the Purchaser has not terminated this Agreement pursuant to Section 12.1, the Purchaser shall not acquire whether directly or indirectly any Claim against or Liability of the Sellers nor cooperate with, induce or support any entity (other than the Sellers) in the acquisition of any Claim against or Liability of the Sellers, in the formation of a plan of reorganization in the Bankruptcy Cases, in the objection to the Sale Order, or in seeking the appointment of a Chapter 11 trustee or examiner or the conversion of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code.

      Section 7.2 Adequate Assurance. Purchaser shall provide evidence and argument in support of the Sale Order in order to establish its ability to provide "adequate assurance of future performance" (within the meaning of Section 365(f)(2)(B) of the Bankruptcy Code) of any Contract identified as a Designated Contract. The Sellers agree to use their commercially reasonable efforts to cooperate with the Purchaser in the presentation of such evidence and argument. The Bankruptcy Court's refusal to approve the assumption by the Purchaser of any Designated Contract or Added Contract solely on the grounds that "adequate assurance of future performance" by the Purchaser of such Designated Contract or Added Contract has not been provided shall not constitute (i) a failure of the condition precedent described in Section 9.2 hereof, or (ii) grounds for termination pursuant to Section 12.1(b) hereof.

      Section 7.3 Confidentiality. The Purchaser acknowledges that the terms and provisions of the Non-Disclosure Agreement are in full force and effect. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Non-Disclosure Agreement shall continue to be in full force and effect in accordance with its terms

                                  ARTICLE VIII

                       AGREEMENTS OF PURCHASER AND SELLERS

      Section 8.1 Hart-Scott-Rodino Cooperation. To the extent applicable, the Purchaser and the Sellers shall cooperate with each other (at the sole cost and expense of the Purchaser) to comply with, and provide the information required by, the pre-merger notification and waiting period rules of the HSR Act, if necessary, in any Federal Trade Commission regulations, and in any provisions or regulations of or relating to the Clayton Act. In that connection, the Purchaser and the Sellers shall use diligent efforts to make their joint pre-merger notification filing with the Federal Trade Commission, if necessary, no later than three (3) days following the entry of the Sales Order. The Purchaser shall bear the Sellers' cost of any filing fee in connection with such filing.

      Section 8.2 Employees. Purchaser shall have the right, but not the obligation, to make offers of employment to the employees of the Sellers set forth on Schedule 8.2, subject to the consummation of the transactions contemplated in this Agreement. The Purchaser currently intends the terms of employment offered to such employees of the Sellers set forth on Schedule 8.2 to be at substantially similar salary levels to those currently enjoyed by such employees (except where market conditions warrant changes), and with such other terms and conditions of employment to be determined by the Purchaser.

      Section 8.3 Restricted Assets. The Purchaser and the Sellers shall utilize their commercially reasonable efforts to obtain the Approvals of third parties as required to validly Transfer the Restricted Assets.

      Section 8.4    Bankruptcy Court Orders.

            (a) The Sellers hereby confirm that it is critical to the process of arranging an orderly sale of the Sellers' assets to proceed by selecting the Purchaser to enter into this Agreement in order to present the Bankruptcy Court with arrangements for obtaining the highest realizable prices for the assets and that, without the Purchaser having committed substantial time and effort to such process, the estates of the Sellers and Parent would have to employ a less orderly process of sale and thereby both incur higher costs and risk attracting lower prices. Accordingly, the contributions of the Purchaser to the process have indisputably provided very substantial benefit to the estates of the Sellers. The Sellers acknowledge that the Purchaser would not have invested the effort in negotiating and documenting this proposed transaction and incurring duties to pay its outside advisors if the Purchaser were not entitled to the Break-Up Fee incurred as a result of the Purchaser's attempt to purchase the Acquired Assets, if the Purchaser is not the successful bidder for the Acquired Assets.

            (b) Sellers shall file the Bankruptcy Cases within three (3) Business Days after the execution of this Agreement. On or before three
      (3) Business Days after the commencement of the Bankruptcy Cases, Sellers shall file a motion or motions with the Bankruptcy Court to set a hearing (the "Bidding Procedures Hearing") to consider entry of an order in a form and substance reasonably acceptable to Purchaser (the "Bidding Procedures Order") approving the Sale Hearing Notice (as defined below) and bidding procedures applicable to all bidders, including any Person wishing to make a credit bid under Section 363(k) of the Bankruptcy Code. Among other things, such Bidding Procedures shall include, without limitation: (i) authorization of the Break-Up Fee and all other payments to Purchaser arising under this Agreement a joint and several liability of the Sellers having priority under Section 364(d)(1) of the Bankruptcy Code and a surcharge on all Liens in the Transferred Assets and the proceeds thereof,
      (ii) all bidders must provide assurance adequate to Sellers (in Sellers' sole discretion) of their ability to perform the obligations pursuant to any bid, including a deposit equal to $900,000 in the form of a letter of credit or immediately available funds; (iii) any competing offer for all of the Transferred Assets must be in an amount of at least $640,000 in excess of the Initial Purchase Price and must provide for the direct payment to Purchaser on or before the closing date of the other sale of the Break-Up Fee; (iv) any subsequent competing offer, including by the Purchaser, must be in increments of no less than $100,000; (v) all competing offers may be for all or any combination of the Transferred Assets, or any other assets of the Sellers, Parent or Parent's other Subsidiaries, and on the same or different terms, provided that such competing offers may not be contingent on financing necessary to consummate the transaction, and provided further that no such competing bids may be accepted by the Sellers unless the aggregate deposit and the aggregate consideration payable to the Sellers thereunder complies with, and the other terms are subject to, the other provisions set forth in this
      Section 8.4(b); (vi) Purchaser shall be entitled to credit the Break-Up Fee against any competing offer; and (vii) Sellers shall provide notice of the Sale Hearing to the Sellers' creditors (the "Sale Hearing Notice"). The Bidding Procedures Hearing shall specify the notice to be given to creditors and other parties in interest in respect of the sale of the Transferred Assets and otherwise be in form and substance satisfactory to Purchaser in its reasonable discretion. Sellers, in accordance with applicable law and in consultation with their creditors, shall determine whether competing offers submitted pursuant to this Section 8.4(b) shall be deemed to be higher and better offers. Purchaser shall have standing to object to (i) Sellers' designation of a qualified competing offer, or (ii) Sellers' determination that a competing offer is higher and better; provided that any such objection shall made by Purchaser at the Sale Hearing.

            (c) On or before three (3) Business Days after the commencement of the Bankruptcy Cases, the Sellers shall file with the Bankruptcy Court a motion to set a hearing (the "Sale Hearing") to consider entry of a Sale Order on an expedited basis, which may be the same motion as the motion seeking the Bidding Procedures Order; and

            (d) The Sellers shall use its reasonable efforts to obtain the Bankruptcy Court's entry of (i) the Bidding Procedures Order on or before May 31, 2004 and in any event as soon as is reasonably practicable, and
      (ii) a Sale Order on or before June 30, 2004 approving of this proposed transaction. The Sale Order shall be in such form and substance reasonably acceptable to the Purchaser and shall provide, among other things, that:
      (i) adequate notice of the Sellers' motion to sell the Transferred Assets outside of the ordinary course of Sellers' business and to assume and assign the Designated Contracts duly has been given to all parties entitled thereto; (ii) Sellers are authorized to consummate the transactions contemplated by the Agreement and to perform any other act that is necessary or appropriate for the consummation of the transfer of the Transferred Assets and to assign the Designated Contracts to Purchaser; (iii) except for the Assumed Liabilities, the Transferred Assets shall be conveyed and delivered to Purchaser upon Closing, free and clear of all Liens, Claims or other interests, with all such Liens, Claims and interests to attach to the proceeds payable to Sellers; (iv) that Purchaser has acted in "good faith" in connection with the transactions contemplated herein, as provided in Section 363(m) of the Bankruptcy Code and that all conditions and terms of Section 363(f) of the Bankruptcy Code and the Bankruptcy Rules that are applicable thereto have been satisfied; and (v) any commissions or fees due to Sellers' brokers and investment bankers shall be paid out of the net proceeds of the sale of the assets.

            (e) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from the Bidding Procedures Order or Sale Order, the Sellers shall immediately notify the Purchaser of such appeal or stay request and shall provide to the Purchaser within one (1) day a copy of the related notice of appeal or order of stay or application for reconsideration. The Sellers shall also provide the Purchaser with copies of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of either of such orders and any related briefs. Sellers agree to take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion and to use its reasonable efforts to obtain an expedited resolution of such appeal, provided that nothing herein shall preclude the parties hereto from consummating the transactions contemplated herein if the Sale Order shall have been entered and not been stayed and the Purchaser (in its sole discretion) has waived in writing the condition set forth in Section 9.3(b).

            (f) Sellers further agree to include Purchaser on the service list for all notices, motions, applications, pleadings and other documents filed in with the Bankruptcy Cases or any related adversary proceedings, and any notices given pursuant to Sellers' debtor in possession financing arrangements and to support the entry of an order of the Bankruptcy Court approving such service by all parties in interest.

                                   ARTICLE IX

               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

      The obligations of the Purchaser to purchase and accept transfer and delivery of the Transferred Assets are subject to the satisfaction on or, where appropriate, prior to, the Closing

Date, of the following conditions, except to the extent that any such condition may have been waived in writing by the Purchaser on or prior to the Closing
Date:

      Section 9.1 Representations and Warranties. The representations and warranties of the Sellers contained in Article IV of this Agreement shall have been true and correct in all material respects when made and, except as would not constitute a Material Adverse Change, will be true and correct at and as of the Closing Date.

      Section 9.2 Performance. The Sellers shall have performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed or complied with by the Sellers at or prior to the Closing Date.

      Section 9.3 Sale Order.

            (a) The Sale Order shall have been entered and become a Final Order.

            (b) Notice of the hearing on the Sale Order shall have been duly given to (i) all parties entitled to notice of the Sellers' intent to sell the Transferred Assets (and assume and assign the Designated Contracts) under Bankruptcy Rule 2002, the Bankruptcy Code or other applicable nonbankruptcy law, and (ii) all parties owning, claiming or asserting a Lien, Claim or other interest in or to any of the Transferred Assets, including all other parties to Designated Contracts.

            (c) The Sale Order shall be in full force and effect and not stayed as of the Closing Date and shall provide that (i) the Sellers are authorized and directed to enter into the transactions contemplated by this Agreement and the Acquisition Documents and to execute and deliver all documents and perform all acts necessary or appropriate to effectuate the sale of the Transferred Assets to the Purchaser; (ii) the transactions contemplated by this Agreement are undertaken by the Purchaser in good faith, as that term is used in Section 363(m) of the Bankruptcy Code, and the Purchaser shall have all of the benefits of such section; and (iii) in the event the Purchaser is entitled to receive payment of a purchase price adjustment pursuant to Section 2.6(f) hereof in an amount greater than the Escrow Fund, the application of the proceeds of the Transaction by Parent's senior secured lenders shall be provisional and, upon entry of an order of the Bankruptcy Court upon motion by Purchaser or Sellers with notice to such lenders, such lenders shall remain subject to the jurisdiction of the Bankruptcy Court and obligated to forthwith disgorge and remit to Purchaser any such payable to Purchaser as a post-closing adjustment hereunder from the Transaction proceeds received by such lenders.

      Section 9.4 Expiration of the HSR Act Waiting Period. The applicable waiting period, if any, required under the HSR Act with respect to the Transaction shall have expired or been terminated and all other approvals set forth on Schedule 5.4 shall have been received or waived by Purchaser.

      Section 9.5 Conduct of Business. Following the date hereof, (i) the Sellers shall not have suffered any casualty, damage, destruction or loss, or any material interruption in use, of any material assets or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or act of God; (ii) the Acquired Subsidiary shall not have not paid, declared or set aside any dividend or other distribution on its securities of any class or purchased, exchanged or redeemed any of its securities of any class; and (iii) the Sellers shall have not made any material change in accounting or Tax methods or principles.

      Section 9.6 Material Adverse Changes. Following the date hereof, neither the Sellers nor the Business shall have suffered or, to the Sellers' Knowledge, been threatened with any Material Adverse Change.

      Section 9.7 Compliance with Laws. As of the Closing Date, there shall not be issued and outstanding an order, decree, ruling or injunction of a Governmental Authority having competent jurisdiction restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement or the other Acquisition Documents.

                                    ARTICLE X

                CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

      The obligations of the Sellers to sell, transfer and deliver the Transferred Assets are subject to the satisfaction on or, where appropriate, prior to the Closing Date, of the following conditions, except to the extent that any such condition may have been waived in writing by the Sellers on or prior to the Closing Date:

      Section 10.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article V of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

      Section 10.2 Performance. The Purchaser shall have performed and complied in all material respects with the covenants and obligations required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing Date.

      Section 10.3   Sale Order.  The Sale Order shall have been entered.

      Section 10.4 Expiration of the HSR Act Waiting Period. The applicable waiting period, if any, required under the HSR Act with respect to the Transaction shall have expired or been terminated and all other approvals set froth on Schedule 5.4 shall have been received or waived by Sellers.

                                   ARTICLE XI

               COVENANTS AND AGREEMENTS SUBSEQUENT TO THE CLOSING

      Section 11.1 Books and Records; Access. After the Closing Date, the parties hereto shall afford the other parties and their Representatives reasonable access to their books, records, personnel and other information with respect to the Business that is necessary for the purpose of obtaining information related to the Bankruptcy Cases, litigation and investigations, winding up the Bankruptcy Cases, Taxes and other reasonable business purposes and shall cooperate with the other parties with respect to such matter. The right of access described in the immediately preceding sentence shall include the right to make copies at the reviewing party's expense.

      Section 11.2 Further Assurances. In addition to the actions, documents, files, pleadings and instruments specifically required to be taken or delivered by this Agreement or the other Acquisition Documents, whether on or before or from time to time after the Closing, and without further consideration, each party hereto shall make commercially reasonable efforts to take such other actions, and execute and/or deliver such other documents, data, pleadings, files, information and instruments, as the other party hereto or its counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement and the other Acquisition Documents, including without limitation, such actions as may be necessary to Transfer to the Purchaser and to place the Purchaser in possession or control of, all of the rights, properties, assets and businesses intended to be sold, Transferred, conveyed, assigned and delivered hereunder, or to assist in the collection of any and all such rights, properties and assets or to enable the Purchaser to exercise and enjoy all rights and benefits of the Sellers and Parent with respect thereto.

                                   ARTICLE XII

                                   TERMINATION

      Section 12.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual written consent of the Purchaser and the Sellers;

            (b) by the Purchaser upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Sellers pursuant to the terms of this Agreement or any of the Acquisition Documents, which breach would result in a condition to Closing set forth in Article IX hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Purchaser in writing) prior to the Drop Dead Date;

            (c) by the Sellers upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Purchaser pursuant to the terms of this Agreement or any of the Acquisition Documents, which breach would result in a condition to Closing set forth in Article X hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Sellers in writing) prior to the Drop Dead Date; provided, that Purchaser shall have ten (10) days following such written notice in which to cure such breach before the Agreement shall be terminated if, and only if, such breach occurs prior to the entry of the Sale Order;

            (d) by either the Purchaser or the Sellers if any Governmental Authority having competent jurisdiction shall have issued a final, non-appealable order, decree, ruling or injunction restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the other Acquisition Documents; and such injunction or restraining order shall not have been dissolved within fifteen 15 Business Days after the entry of the Sale Order; provided, however, that the right to terminate this Agreement under this Section 12.1(d) shall not be available to any party who shall not have complied with its obligations, if any, under Articles VI, VII or VIII, as the case may be, to avoid the issuance of such order, decree, ruling or injunction;

            (e) by the Sellers or the Purchaser upon the Approval by the Bankruptcy Court of an Alternative Transaction;

            (f) by either the Sellers or the Purchaser if (i) the Bankruptcy Court has not entered the Sale Order on or before June 30, 2004; or (ii) the Closing shall not have occurred on or before July 15, 2004 (the "Drop Dead Date"); provided, however, that the right to terminate this Agreement under this Section 12.1(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date (for purposes of this subsection (f) the failure or refusal by any party to provide any waiver that under the terms hereof may be given or withheld in such party's discretion shall not be deemed a failure to fulfill any obligation under this Agreement);

            (g) by Purchaser if the Bankruptcy Court has not entered the Bidding Procedures Order on or before June 1, 2004;

            (h) by Purchaser if any of the Designated Contracts shall have been rejected pursuant to Section 365 of the Bankruptcy Code or if such Designated Contracts are not assumed by Sellers and assigned pursuant to the terms of this Agreement, except as would not constitute a Material Adverse Change;

            (i) by Purchaser if any of the Bankruptcy Cases of Sellers or Parent shall have been dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee or an examiner with expanded powers shall have been appointed under Section 1104 of the Bankruptcy Code; or

            (j) by Purchaser if: (i) Parent or Sellers fail to satisfy their payroll obligations when due or (ii) the debtor in possession financing or right to use cash collateral of Parent or Sellers (A) is not obtained by Parent or the Sellers on or prior to May 17, 2004 or the Purchaser has not received complete and accurate copies of all documentation evidencing such financing arrangements on or prior to such date (including any operating budgets) or (B) terminates or expires; provided, however, that Purchaser may only exercise its right to terminate the Agreement under this Section 12.1(j) within three (3) Business Days after the Purchaser first obtains knowledge of the events giving rise to such right to terminate this Agreement.

      Section 12.2   Effect of Termination.

            (a) In the event of the termination of this Agreement under Section 12.1, except with respect to this Section 12.2, Section 13.1, Section 13.2, Section 13.3, Section 13.4 and Sections 13.7 through 13.12 hereof,
      (i) this Agreement shall forthwith become void, and (ii) subject to the provisions of Section 12.2(b) below, there shall be no liability on the part of the Sellers, the Purchaser or any of their respective Representatives and, to the extent set forth in Section 2.5(a), Purchaser shall be entitled to the return of the Deposit paid hereunder in accordance with Section 2.5(a) (provided that Sellers shall be entitled to the Deposit in the event this Agreement is terminated by Sellers pursuant to Section 12.1(c) hereof).

            (b) Notwithstanding the provisions of Section 12.2(a) above, if (i) there is a termination of this Agreement pursuant to Section 12.1(e) and
      (ii) the Purchaser is not in material breach of this Agreement or any other Acquisition Document, the Sellers shall immediately, upon the consummation of the Alternative Transaction that gave rise to such termination, pay to the Purchaser the Break-Up Fee, as a liability entitled to priority under Section 364(d)(1) in the Sellers' Bankruptcy Cases and a surcharge on all Liens on the Transferred Assets and the proceeds thereof, in lieu of any losses the Purchaser may suffer, and not as a penalty, as the Purchaser's sole and exclusive remedy as a result of such a termination.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      Section 13.1 Public Announcements. Other than statements made in the Bankruptcy Court (or in pleadings filed therein), the Purchaser and the Sellers shall consult with each other before issuing any press release or making any public statement or other public communication with respect to this Agreement or the Transaction. The Purchaser and the Sellers shall not issue any such press release or make any such public statement or public communication without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by applicable Law, any Governmental Authority with competent jurisdiction or any listing agreement with any national securities exchange.

      Section 13.2 Amendment; Waiver. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived except by a written instrument signed by all of the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the terms or provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other term or provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of a party hereto to insist upon strict compliance by another party hereto with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of a party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 13.2.

      Section 13.3 No Survival of Representations and Warranties. The representations and warranties of the Sellers set forth in Article IV hereof and the Purchaser set forth in Article V hereof shall not survive the Closing.

      Section 13.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall bear and pay all fees, costs and expenses incurred by it or any of its Affiliates in connection with the origin, preparation, negotiation, execution and delivery of this Agreement and the other Acquisition Documents and the transactions contemplated hereby or thereby (whether or not such transactions are consummated) and the performance of their respective obligations under this Agreement, including, without limitation, any fees, expenses or commissions of any of its Representatives. The Sellers and the Parent shall pay the fees and expenses of HLH & Z.

      Section 13.5   Notices.

            (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and mailed or facsimiled or delivered by hand or courier service:

                  (i)   If to the Sellers or Parent, to:

                        DT Industries, Inc.
                        907 West Fifth Street
                        Dayton, Ohio 45407
                        Fax: (937) 586-5605
                        Attention: Stephen Perkins

                        With a copy, which shall not constitute notice, to:

                        Katten Muchin Zavis Rosenman
                        525 West Monroe Street, Suite 1600
                        Chicago, Illinois 60661
                        Fax: (312) 902-1061
                        Attn: Jeffrey L. Elegant
                              Adam. R. Klein

                  (ii)  If to the Purchaser, to:

                        Thompson Street Capital Partners
                        100 South Brentwood Boulevard
                        Suite 200
                        St. Louis, Missouri 63105
                        Fax:  (314) 727-2118
                        Attn: James A. Cooper

                        With a copy, which shall not constitute notice, to:

                        Schiff Hardin LLP
                        6600 Sears Tower
                        Chicago, Illinois  60606
                        Fax:  (312) 258-5600
                        Attn:  Roger R. Wilen  and J. Mark Fisher

            (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 13.5 (i) if delivered personally against proper receipt or by confirmed facsimile transmission shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid shall be effective five
      (5) Business Days or (B) by overnight Federal Express or similar courier service with courier fees paid by the sender, shall be effective two (2) Business Days following the date when mailed or couriered, as the case may be. Any party hereto may from time to time change its address or facsimile number for the purpose of notices to such party by a similar notice specifying a new address or facsimile number, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

      Section 13.6 Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Prior to the Effective Time, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Sellers or the Purchaser, except the Purchaser may assign its rights with respect to a portion of the Transferred Assets to a direct or indirect subsidiary of the Purchaser. Any assignment made in contravention of the terms of this Section 13.6 shall be void ab initio.

      Section 13.7   Governing Law; Consent to Jurisdiction.

            (a) This Agreement and the legal relations among the parties hereto shall be governed by and interpreted in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within such State.

            (b) Until the entry of an order either closing or dismissing the Bankruptcy Cases, each party hereto (i) irrevocably elects as the sole judicial forum for the adjudication of any matters arising under or in connection with the Agreement, and consent to the exclusive jurisdiction of, the Bankruptcy Court; (ii) expressly waives any defense or objection to jurisdiction or venue based on the doctrine of forum non-conveniens; and (iii) stipulates that the Bankruptcy Court shall have in personam jurisdiction and venue over such party.

            (c) After the entry of an order either closing or dismissing the Bankruptcy Cases, each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of any Ohio state or federal court (an "Ohio Court") in any Action arising out of or relating to this Agreement or the other Acquisition Documents, and each such party hereby irrevocably agrees that all claims in respect of such Action shall be heard and determined in such Ohio Court. Each party, to the extent permitted by applicable Laws, hereby expressly waives any defense or objection to jurisdiction or venue based on the doctrine of forum non conveniens, and stipulates that any Ohio Court shall have in personam jurisdiction and venue over such party for the purpose of litigating any dispute or controversy between the parties arising out of or related to this Agreement or the other Acquisition Documents. In the event any party shall commence or maintain any Action arising out of or related to this Agreement in a forum other than an Ohio Court, the other party shall be entitled to request the dismissal or stay of such Action, and each such party stipulates for itself that such Action shall be dismissed or stayed. To the extent that any party to this Agreement has or hereafter may acquire any immunity from jurisdiction of any Ohio Court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each such party hereby irrevocably waives such immunity.

            (d) After the entry of an order either closing or dismissing the Bankruptcy Cases, each party irrevocably consents to the service of process of any of the Ohio Courts in any such Action by any means permitted by the rules applicable in such Ohio Court including, if permissible, personal delivery of the copies thereof or by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it as its address specified in accordance with Section 13.5 above, such service to become effective upon the earlier of (i) the date ten (10) calendar days after such mailing or (ii) any earlier date permitted by applicable Law.

      Section 13.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER ACQUISITION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER ACQUISITION AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.8.

      Section 13.9 Entire Agreement. This Agreement, the other Acquisition Documents and the Non-Disclosure Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties hereto, their respective Affiliates or any of the Representatives of any of them with respect thereto. There are no agreements, covenants or undertakings with respect to the subject matter of this Agreement, the other Acquisition Documents and the Non-Disclosure Agreement other than those expressly set forth or referred to herein or therein and no representations or warranties of any kind or nature whatsoever, express or implied, are made or shall be deemed to be made herein by the parties hereto except those expressly made in this Agreement, the other Acquisition Documents and the Non-Disclosure Agreement.

      Section 13.10 Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision hereof, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity, scope or subject, the parties request that it be construed, by limiting and reducing it, so as to be enforceable to the fullest extent permitted under applicable Law.

      Section 13.11 No Third Party Beneficiaries. Except as and to the extent otherwise provided herein, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any Person other than the parties hereto and their respective successors and permitted assigns.

      Section 13.12 Enforcement. If a party shall be in breach of this Agreement, such party shall pay on demand all costs and expenses of enforcement of this Agreement, including reasonable legal fees and expenses.

      Section 13.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the day and year first above written.

                                   SELLERS

                                   DETROIT TOOL AND ENGINEERING COMPANY

                                   By: /s/ John M. Casper
                                       -----------------------------------------
                                   Name:   John M. Casper
                                   Title:  Vice President

                                   ASSEMBLY TECHNOLOGY & TEST, INC.

                                   By: /s/ John M. Casper
                                       -----------------------------------------
                                   Name:   John M. Casper
                                   Title:  Vice President

                                   ADVANCED ASSEMBLY AUTOMATION, INC.

                                   By:  /s/ John M. Casper
                                       -----------------------------------------
                                   Name:    John M. Casper
                                   Title:   Vice President

                                   PARENT

                                   DT INDUSTRIES, INC.

                                   By: /s/  John M. Casper
                                       -----------------------------------------
                                   Name:    John M. Casper
                                   Title:   Senior Vice President -- Finance and
                                            CFO

                                   PURCHASER

                                   ASSEMBLY & TEST WORLDWIDE, INC.

                                   By:  /s/ James Alan Cooper
                                       -----------------------------------------
                                   Name:    James Alan Cooper
                                   Title:   President

                         LIST OF EXHIBITS AND SCHEDULES

                                    Exhibits

Exhibit A              Form of Assignment and Assumption Agreement
Exhibit B              Form of Bill of Sale

                                    Schedules

Schedule 2.6           Calculation of Target Net Working Capital
Schedule 2.8           Designated Contracts
Schedule 4.2           Capitalization
Schedule 4.5           Actions
Schedule 4.6           Compliance with Laws
Schedule 4.7           Title to Property
Schedule 4.8           Sellers Approvals
Schedule 4.9           Broker's or Finder's Fees
Schedule 4.10          Real Property Leases
Schedule 4.12          Intellectual Property
Schedule 5.4           Purchaser Approvals
Schedule 8.2           Employees of Sellers

                                                                       EXHIBIT A

                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, [__________________] (the "Sellers"), hereby assign, grant, bargain, sell, convey and transfer to Assembly & Test Worldwide, Inc., a Delaware corporation (the "Purchaser"), all of Sellers' right, title and interest to the Contracts listed on Schedule I attached hereto together with all amendments, waivers, supplements and other modifications of and to such agreements, contracts, licenses and other instruments through the date hereof (collectively, the "Designated Contracts").

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Asset Purchase Agreement, dated as of May 12, 2004, by and among Sellers, DT Industries, Inc., a Delaware corporation, and Purchaser (the "Purchase Agreement").

      Upon the execution and delivery hereof, in consideration of the foregoing assignment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser hereby assumes the Assumed Liabilities (as such term is defined in Section 2.3(a) of the Purchase Agreement), including, without limitation the Designated Contracts, to the extent set forth in, and in accordance with the terms and provisions of, the Purchase Agreement.

      This Assignment and Assumption Agreement shall be binding upon the successors and assigns of the parties.

                            [Signature Page Follows]

                                                                       EXHIBIT A

      Executed this __ day of ________, 2004.




                                   SELLERS

                                   DETROIT TOOL AND ENGINEERING COMPANY


                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title

                                   ASSEMBLY TECHNOLOGY & TEST, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title

                                   ADVANCED ASSEMBLY AUTOMATION, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   PARENT

                                   DT INDUSTRIES, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title

                                   PURCHASER

                                   ASSEMBLY & TEST WORLDWIDE, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                    EXHIBIT A

                                   SCHEDULE I

                            THE DESIGNATED CONTRACTS

                                    EXHIBIT B

                                     FORM OF
                                  BILL OF SALE

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, [_____________________] (the "Sellers"), and DT Industries, Inc., a Delaware corporation (the "Parent"), hereby grant, bargain, transfer, sell, assign, convey and deliver to Assembly & Test Worldwide, Inc., a Delaware corporation (the "Purchaser"), all right, title and interest in and to the Transferred Assets as such term is defined in the Asset Purchase Agreement, dated as of May 12, 2004 (the "Asset Purchase Agreement"), by and among Sellers, Parent and Purchaser. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

      This Bill of Sale is being executed and delivered by Sellers and Parent as of the __ day of ________, 2004 pursuant to the terms of the Asset Purchase Agreement.

                            [Signature Page Follows]

                                    EXHIBIT B

      Executed this ___ day of _________, 2004.


                                   SELLERS

                                   DETROIT TOOL AND ENGINEERING COMPANY

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title

                                   ASSEMBLY TECHNOLOGY & TEST, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title

                                   ADVANCED ASSEMBLY AUTOMATION, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title:

                                   PARENT

                                   DT INDUSTRIES, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title

                                   PURCHASER

                                   ASSEMBLY & TEST WORLDWIDE, INC.

                                   By:
                                       -----------------------------------------
                                   Name:
                                   Title: